VOYAGEUR MUTUAL FUNDS III
Registration No. 811-04547
FORM N-SAR
Semi-annual Period Ended April 30, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds III (the ?Trust?), on behalf of Delaware Select Growth Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 11,300,297.776
Percentage of Outstanding Shares 53.947%
Percentage of Shares Voted 98.508%
Shares Withheld 171,115.830
Percentage of Outstanding Shares 0.817%
Percentage of Shares Voted 1.492%

Ann D. Borowiec
Shares Voted For 11,299,412.472
Percentage of Outstanding Shares 53.943%
Percentage of Shares Voted 98.501%
Shares Withheld 172,001.134
Percentage of Outstanding Shares 0.821%
Percentage of Shares Voted 1.499%

Joseph W. Chow

Shares Voted For 11,289,893.539
Percentage of Outstanding Shares 53.898%
Percentage of Shares Voted 98.418%
Shares Withheld 181,520.067
Percentage of Outstanding Shares 0.867%
Percentage of Shares Voted 1.582%

Patrick P. Coyne

Shares Voted For 11,293,138.987
Percentage of Outstanding Shares 53.913%
Percentage of Shares Voted 98.446%
Shares Withheld 178,274.619
Percentage of Outstanding Shares 0.851%
Percentage of Shares Voted 1.554%

John A. Fry

Shares Voted For 11,296,920.630
Percentage of Outstanding Shares 53.931%
Percentage of Shares Voted 98.479%
Shares Withheld 174,492.976
Percentage of Outstanding Shares 0.833%
Percentage of Shares Voted 1.521%

Lucinda S. Landreth

Shares Voted For 11,300,352.799
Percentage of Outstanding Shares 53.947%
Percentage of Shares Voted 98.509%
Shares Withheld 171,060.807
Percentage of Outstanding Shares 0.817%
Percentage of Shares Voted 1.491%

Frances A. Sevilla-Sacasa

Shares Voted For 11,292,755.631
Percentage of Outstanding Shares 53.911%
Percentage of Shares Voted 98.443%
Shares Withheld 178,657.975
Percentage of Outstanding Shares 0.853%
Percentage of Shares Voted 1.557%

Thomas K. Whitford

Shares Voted For 11,297,135.575
Percentage of Outstanding Shares 53.932%
Percentage of Shares Voted 98.481%
Shares Withheld 174,278.031
Percentage of Outstanding Shares 0.832%
Percentage of Shares Voted 1.519%

Janet L. Yeomans

Shares Voted For 11,298,159.622
Percentage of Outstanding Shares 53.937%
Percentage of Shares Voted 98.490%
Shares Withheld 173,253.984
Percentage of Outstanding Shares 0.827%
Percentage of Shares Voted 1.510%

J. Richard Zecher

Shares Voted For 11,294,807.569
Percentage of Outstanding Shares 53.921%
Percentage of Shares Voted 98.460%
Shares Withheld 176,606.037
Percentage of Outstanding Shares 0.843%
Percentage of Shares Voted      1.540%
2.

To approve the implementation of a new ?manager of managers? order.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.?The results were as follows:

Delaware Select Growth Fund

Shares Voted For 8,673,209.441
Percentage of Outstanding Shares 41.406%
Percentage of Shares Voted 75.607%
Shares Voted Against 210,293.173
Percentage of Outstanding Shares 1.004%
Percentage of Shares Voted 1.833%
Shares Abstained        200,102.991
Percentage of Outstanding Shares      0.955%
Percentage of Shares Voted       1.744%
Broker Non-Votes        2,387,808.001
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.?The results were as follows:

Delaware Select Growth Fund

Shares Voted For 8,609,669.592
Percentage of Outstanding Shares 41.102%
Percentage of Shares Voted 75.053%
Shares Voted Against 231,517.243
Percentage of Outstanding Shares 1.105%
Percentage of Shares Voted 2.018%
Shares Abstained        242,409.770
Percentage of Outstanding Shares      1.157%
Percentage of Shares Voted       2.113%
Broker Non-Votes        2,387,817.001
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Voyageur Mutual Funds III
Shares Voted For 8,683,080.894
Percentage of Outstanding Shares 41.453%
Percentage of Shares Voted 75.693%
Shares Voted Against 160,561.033
Percentage of Outstanding Shares 0.767%
Percentage of Shares Voted 1.400%
Shares Abstained        239,960.678
Percentage of Outstanding Shares      1.146%
Percentage of Shares Voted       2.092%
Broker Non-Votes        2,387,811.001

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:
Voyageur Mutual Funds III
Shares Voted For 8,650,665.569
Percentage of Outstanding Shares 41,298%
Percentage of Shares Voted 75.411%
Shares Voted Against 185,983.993
Percentage of Outstanding Shares 0.888%
Percentage of Shares Voted 1.621%
Shares Abstained        246,952.043
Percentage of Outstanding Shares      1.179%
Percentage of Shares Voted       2.153%
Broker Non-Votes        2,387,812.001
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Voyageur Mutual Funds III
Shares Voted For  8,694,137.097
Percentage of Outstanding Shares  41.505%
Percentage of Shares Voted  75.790%
Shares Voted Against  162,133.330
Percentage of Outstanding Shares  0.774%
Percentage of Shares Voted  1.413%
Shares Abstained        227,327.178
Percentage of Outstanding Shares      1.085%
Percentage of Shares Voted       1.982%
Broker Non-Votes        2,387,816.001

SUB-ITEM 77Q1: Exhibits
Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Voyageur Mutual Funds III (May 21, 2015), attached as Exhibit.

77.Q1(e) Amendment No. 1 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Voyageur Mutual Funds III and Delaware Management Company, a series of Delaware Management Business Trust, dated October 29, 2014, attached as Exhibit.

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